SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
(Amendment No.1)
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 3, 2006

Date of Report
(Date of Earliest Event Reported)

American Dairy, Inc.

(Exact Name of Registrant as Specified in its Charter)

C-16 Shin Chen International Building, No. 10, Jiu-shen Road, Zho Yan Chu,
Beijing, The People's Republic of China

(Address of principal executive offices)
011-0452-4312688

(Registrant's telephone number, including area code)
N/A

(Former name and former address, if changed since last report)

Utah	000-27351	87-0445575
(State or other	(Commission	(I.R.S. Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

American Dairy, Inc. is filing this Amendment No. 1 to its Current Report on Form 8-K for the sole purpose of amending Item 9.01 thereof to add as exhibits documents executed and issued in connection with its issuance of $18.2 million of 7.75% Convertible Notes and related Warrants to purchase up to approximately 251,000 shares of common stock.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibit No.  Name

4.1	Form of 7.75% Convertible Note
4.2	Form of Warrant
10.1	Form of Subscription Agreement, dated as of October 3, 2006 (executed in connection with the issuance of 7.75% Convertible Notes and related Warrants)
10.2	Form of Registration Rights Agreement (executed in connection with the issuance of 7.75% Convertible Notes and related Warrants)
99	Press Release, dated as of October 4, 2006 (Dateline: Beijing).*
 * - Previously Filed
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Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Dairy, Inc.
a Utah corporation

Date: October 10, 2006	By:	/s/ Leng You-Bin
Leng You-Bin
Chief Executive Officer and President

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